EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 7, 1997, by and among REPUBLIC SECURITY BANK, a Florida state bank (the "Bank"), and CAROL R. OWEN ("Executive").

                                               W I T N E S S E T H:

         WHEREAS, the Bank desires to employ Executive upon the terms and conditions set forth herein and is willing to agree to the employment terms and conditions set forth herein, but only on the condition that Executive agrees to enter into the non-competition, non- disclosure and non-solicitation covenants contained herein; and

         WHEREAS, Executive desires to be employed by the Bank upon the terms and conditions set forth herein, including such non-competition, non-disclosure and non- solicitation covenants, and has negotiated with the Bank for the compensation, benefits and conditions set forth herein; and

         WHEREAS, Executive is a key executive, director and a shareholder of Family Bank and such non-competition, non-disclosure and non-solicitation covenants are given in connection with, and as a precondition to, the merger of Family Bank into the Bank;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. This Agreement shall be effective as of the date of (the "Effective Date"), and only in the event of, the merger of Family Bank into Republic Bank pursuant to the Agreement and Plan of Merger of even date herewith. Subject to the terms and upon the conditions set forth herein, the Bank agrees to employ Executive, and Executive accepts and agrees to such employment, as of the Effective Date, in the capacity and for the term of employment specified herein.

         2. SCOPE OF EMPLOYMENT. Executive shall be employed as Chairman of the Board, Broward County by the Bank which such title shall be mutully agreed to. As such, Executive shall be responsible to assist in the maintenance of existing and the development of new deposit and loan customers for the Bank in Broward County. He shall also assist with the collection of any problem assets about which Executive is familiar. He shall also have such other responsibilities, duties and authority as he and the President of the Bank may from time to time mutually determine.

         Executive, in his capacity as an employee, shall at all times be subject to the direction and control of the President and Board of Directors of the Bank, and all acts of Executive in



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the performance of his duties  hereunder shall be carried out in conformity with reasonable policies, directions and limitations as from time to time established by the President or Board of Directors.

         3. COMPENSATION. During the initial term of employment, the Bank shall pay Executive a monthly salary of $7,916.67 (or such other periodic payment as agreed by the parties). Executive will serve as a consultant to the Bank during the year that shall succeed the initial term of employment for compensation of Five Thousand Dollars ($5,000.00) per month. Such consultation shall not require more than twenty (20) hours of services in any one (1) month, and shall be at such times and location as agreed to by the mutual consent of Executive and the Bank.

     4. BENEFITS. During the initial term of employment, the Bank shall provide Executive, at its expense, with such medical and dental benefits as shall be available to executive officers of the Bank, excluding the President, from time to time.

                  (a) Executive shall be entitled to receive the benefit of a $50,000.00 disability insurance policy on his life at the expense of the Bank, or receive reimbursement for the premiums paid by Executive on his own disability insurance policies not to exceed $50,000.00 on an annual basis, and shall receive the following additional benefits:

                  (b) The Bank shall furnish a recent model automobile to Executive and shall pay his automobile insurance, gasoline and maintenance and repair expenses.

                  (c) In addition, during the initial term of employment, Executive shall be entitled to similar benefits as those paid by the Bank to the Executive Officers of the Bank, excluding the right to be a participant in any retirement plan or retirement benefit.

     5. REIMBURSEMENT OF EXPENSES. The Bank shall promptly reimburse Executive for all reasonable and ordinary expenses incurred by him in the performance of his duties hereunder, provided that Executive accounts to the Bank therefor in the manner prescribed by the Bank.

         6. TERM OF EMPLOYMENT. The initial term of employment shall commence on the Effective Date and shall continue for the greater of (a) one (1) year thereafter; and (b) or until December 31, 1998. In addition, Executive shall serve as a consultant during the twelve (12) months beginning after termination of the initial employment period. Executive's term of employment shall be in accordance with the above or shall terminate earlier on the first to occur of the following events:

     (a) Executive's resignation. Executive agrees to provide the Bank written notice at least thirty (30) days in advance of the effective date of resignation.




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                  (b) Executive's death or disability.  "Disability"  shall mean such physical or mental incapacity which renders Executive incapable of fully performing his duties pursuant to this Agreement for a continuous period of ninety (90) days.

                  (c)      Termination of employment by the Bank for Cause.

                  (d)      Termination of employment by the Bank without Cause.

                  "Cause" as used in this Agreement shall mean:

                           (i) gross negligence or willful misconduct by Executive in connection with his employment hereunder or the business of the Bank;

                           (ii) Executive's misappropriation of the Bank's assets or property;

                           (iii) Executive's conviction of, or plea of guilty
                                 to, a crime involving fraud or any felony;
                                 or

                           (iv)  Executive's failure to comply with any
                                 material term, covenant or condition
                                 contained herein.

     7. RIGHTS OF EXECUTIVE UPON TERMINATION. Executive shall not be entitled to any compensation or benefits upon any termination of this Agreement except to the extent provided in this Section 7.

         In the event of termination by the Bank without Cause prior to December 31, 1998, the Bank shall pay Executive, and Executive agrees to accept from the Bank, as Executive's sole and exclusive remedy for termination, the unpaid compensation, including the fair market value of any benefits to be received hereunder which would have been earned under the provisions of Sections 3 and 4 of this Agreement over the remaining initial term of employment.

         In the event of termination of employment hereunder for any reason other than termination by the Bank without Cause, Executive shall receive only the compensation accrued through the date of termination.



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     8. NON-COMPETITION,  NON-DISCLOSURE AND NON-SOLICITATION.  In consideration of the Bank entering into this Agreement, Executive agrees to each of the following covenants:

                  (a) Non-Competition. During the Term, Executive agrees not to engage, directly or indirectly, in any aspect of the financial institutions business, including for state, national or foreign banks, state or federal savings associations, credit unions, mortgage or loan companies or any other entity in the business of making or acquiring loans or taking deposits (the "Banking Business"), whether as shareholder, partner, director, employee, agent, consultant or otherwise. In the event of termination of Executive's employment hereunder, other than termination by the Bank without Cause, Executive, until 24 months after the date of termination, agrees not to engage, directly or indirectly, in the Banking Business in any capacity in Broward County, Florida.

                  (b) Non-Disclosure. Executive agrees to (i) hold all trade secrets and other confidential or proprietary information of the Bank, including the names and circumstances of loan and deposit customers of the Bank, in trust and confidence for the Bank and shall not use or disclose any such information except in connection with the business of the Bank, and (ii) be liable for damages incurred by the Bank as a result of disclosure of any such information by Executive (without the prior written consent of the President) for any purpose other than the business of the Bank, either during his employment or at any time after termination of his employment with the Bank for any reason whatsoever (including without Cause). Notwithstanding the foregoing, Executive may disclose any such information to the extent such disclosure is compelled by applicable law, judicial decree, government regulations or to the extent such information becomes publicly available other than by unauthorized disclosure by Executive.

                  (c) Non-Solicitation. For a period of twenty-four (24) months after the Term, Executive agrees not, directly or indirectly, on behalf of any trade or business, to aid or endeavor to solicit, induce or recommend any employees of the Bank to leave their employment with the Bank.

     (d) Covenants Not Exclusive. Executive agrees that the covenants set forth in Sections 8(a), (b) and (c) are in addition to any rights the Bank may have in law or at equity.

                  (e) No Adequate Remedy at Law. Executive acknowledges and agrees that it may be impossible to measure in money the damages which the Bank will suffer in the event Executive breaches any of the covenants in this Section
8. Therefore, if the Bank shall institute any action or proceeding to enforce the provisions hereof, Executive hereby waives and agrees not to assert in any such action or proceeding the claim or defense that the Bank has an adequate remedy at law. The foregoing shall not prejudice the right of the Bank to



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require  Executive  to  account  for and pay over to the Bank the  compensation, profits, moneys, accruals or other benefits derived or received by Executive as a result of any transaction constituting a breach of the covenants set forth in this Section 8.

         9. SEVERABILITY. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         10. OTHER AGREEMENTS. Executive agrees that, on the Effective Date, any employment agreement, severance agreement or other oral or written agreement regarding his compensation or benefits with Family Bank shall automatically terminate without payment of any amount on account of such termination or of the merger of Family Bank into the Bank. Executive represents and warrants that this Agreement and the performance of Executive's obligations hereunder will not conflict with, result in the breach of any provision of, or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is bound.

     11. NOTICE. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to, or one (1) business day after being delivered to an overnight courier service, addressed to:

         If to the Bank:    REPUBLIC SECURITY BANK
                            Attn: Rudy E. Schupp, President
                            and Chairman of the Board
                            4400 Congress Avenue
                            West Palm Beach, Florida 33407


         If to Executive:   Carol R. Owen
                            519 Palm Drive
                            Hallandale, Florida 33009


or to such other address as either party may give notice of to the other.

         12. NO WAIVER. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.


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     13. ENTIRE AGREEMENT.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties. It may not be amended or extended in any respect except by a writing signed by all parties hereto.

     14. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Florida.

     15. PREVAILING PARTY. In the event that any litigation or other dispute arises to enforce or interpret any term or terms of this Agreement, the prevailing party shall be entitled, in addition to any other damages or remedy, to receive from the other party its reasonable attorneys' fees and costs.

     16. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by either party without the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                  REPUBLIC SECURITY BANK ("Bank")



 By:       /s/ Rudy E. Schupp
          Rudy E. Schupp, President and
          Chairman of the Board




            /s/ Carol R. Owen

          Carol R. Owen ("Executive")






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